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EXHIBIT 3.5




                                  VALCOM, INC.


      WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK AND VACM WARRANTS
      --------------------------------------------------------------------

JUNE 18, 2002                                                       12,500
-------------                                                  -----------------
                                                               (No. of Warrants)

         FOR VALUE RECEIVED, ValCom, Inc. ("Company"), hereby certifies that Bathgate Capital Partners LLC, or a permitted assign thereof, is entitled to purchase from the Company, at any time or from time to time, commencing the date hereof and prior to 5:00 P.M., New York City time, on June 18, 2007, 12,500 fully paid and nonassessable units (the "VACM Units") for an aggregate purchase price of ten thousand dollars ($10,000) (computed on the basis of $0.80/unit). Each VACM Unit is comprised of one share of VACM common stock ("Common Stock") plus one (1) warrant to purchase one share of VACM common stock at $0.80 per share. (Hereinafter, (i) the VACM common stock comprising the VACM Units, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "VACM Warrants Shares," (ii) the warrants comprising the Units purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "VACM Warrants," the aggregate purchase price payable hereunder for the VACM Units is referred to as the "Aggregate Unit Warrant Price," (iv) one Unit Warrant shall be surrendered for each share of Common Stock and for each VACM Warrant purchased hereunder, (v) the price payable hereunder for each of the VACM Units is referred to as the "Per Unit Warrant Price," (vi) this Unit Warrant and all identical warrants (if any) issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Unit Warrant or such other warrants are referred to as the "Unit Warrants" and (vii) the holder of this Unit Warrant is referred to as the "Holder" and the holder of this Unit Warrant and all other Unit Warrants are referred to as the "Holders"). The Aggregate Unit Warrant Price is not subject to adjustment. The Per Unit Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of VACM Units shall be adjusted by dividing the Aggregate Unit Warrant Price by the Per Unit Warrant Price in effect immediately after such adjustment.

1.       DESCRIPTION OF THE VACM UNITS

         Each Unit Warrant entitles the Holder thereof to acquire a unit consisting of one share of the Company's no par value Common Stock and one (1) warrant to acquire an additional share of the Company's no par Common Stock at a Purchase Price of $0.80 per warrant ("VACM Warrant") (12,500 total VACM Warrants). The VACM Warrant is the same warrant issued by the Company as part of its Financing Agreement dated June 6, 2002. Each VACM Warrant may be exercised at any time commencing immediately and until June 18, 2007 at 5:00 p.m. New York City time (the "Expiration Date").

2.       EXERCISE OF UNIT WARRANT.
         ------------------------

         a) EXERCISE FOR CASH

                  This Unit Warrant may be exercised, in whole at any time or in part from time to time, commencing on the date hereof and prior to 5:00 P.M., New York City time, on June 18, 2007, by the Holder by the surrender of this Unit Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Section 10 hereof, together with proper payment of the


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Aggregate Unit Warrant Price, or the proportionate part thereof if this Unit
Warrant is exercised in part. A Holder may simultaneously exercise this Unit Warrant and the underlying VACM Warrants) by paying an exercise price of $0.80 per Unit Warrant exercised. Payment shall be made by wire, or check payable to the order of the Company. If this Unit Warrant is exercised in part, this Unit Warrant must be exercised for a whole number of VACM Units, and the Holder is entitled to receive a new Unit Warrant covering the VACM Units which have not been exercised and setting forth the proportionate part of the Aggregate Unit Warrant Price applicable to such VACM Units. Upon such surrender of this Unit Warrant the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the VACM Common Stock to which the Holder shall be entitled and a certificate or certificates for the number of VACM Warrants to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Unit Warrant, or the proportionate part thereof if this Unit Warrant is exercised in part, pursuant to the provisions of this Unit Warrant.

         b) CASHLESS EXERCISE

         If at any time the VACM Warrants Shares have not been registered for resale under the Securities Act of 1933 with a current prospectus available, in lieu of exercising this Unit Warrant and the VACM Warrants in the manner set forth in Subsection l(a) above, the Unit Warrant may be exercised by surrender of the Unit Warrant without payment of any other consideration, commission or remuneration, by execution of the cashless exercise subscription form (at the end hereof, duly executed). The number of shares to be issued in exchange for the Unit Warrant will be computed by subtracting the Unit Warrant Exercise Price from the closing bid price of the Common Stock on the date of receipt of the cashless exercise subscription form, multiplying that amount by the number of shares being exercised pursuant to the Unit Warrant, and dividing by the closing bid price as of the same date.

         c) OWNERSHIP LIMITATION

         No Holders of Unit Warrants shall be permitted to exercise any Unit Warrants to the extent that such exercise would cause any Holder to be the beneficial owner of more than 5% of the then outstanding Common Stock, at that given time. This limitation shall not be deemed to prevent any Holder from acquiring an aggregate of more than 5% of the Common Stock, so long as such Holder does not beneficially own more than 5% of the Common Stock, at any given time.

3.       RESERVATION OF VACM WARRANTS SHARES.
         -----------------------------------

         The Company agrees that, prior to the expiration of this Unit Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Unit Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except for applicable state or federal securities law restrictions) and free and clear of all pre-emptive rights.


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4.       PROTECTION AGAINST DILUTION.
         ---------------------------

         a) If, at any time or from time to time after the date of this Unit Warrant, the Company shall issue or distribute (for no consideration) to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection 4(b), and also excluding cash dividends or cash distributions paid out of net profits legally available therefor if the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the Company's net worth) (any such nonexcluded event being herein called a "Special Dividend"), the Per Unit Warrant Price shall be adjusted by multiplying the Per Unit Warrant Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (defined as the average for the twenty consecutive trading days immediately prior to the record date of the daily 4:00 PM closing bid price of the Common Stock as reported by the NASDAQ system) less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock. An adjustment made pursuant to this Subsection 4(a) shall become effective immediately after the record date of any such Special Dividend.

         b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Unit Warrant Price shall be adjusted so that the Holder of any Unit Warrant upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned had he exercised the warrants immediately prior thereto. An adjustment made pursuant to this Subsection 4(b) shall become effective immediately after the record date in the case of a dividend or distribution, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection 4(b), the Holder of any Unit Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be described in a written notice to the Holder of any Unit Warrant promptly after such adjustment) shall determine the allocation of the adjusted Per Unit Warrant Price between or among shares of such classes or capital stock or shares of Common Stock and other capital stock.

         c) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Unit Warrant shall have the right thereafter to receive upon exercise of

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such Unit Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Unit Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Section 4 with respect to the rights and interests thereafter of the Holder of this Unit Warrant to the end that the provisions set forth in this Section 4 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Unit Warrant. The above provisions of this Subsection 4(c) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the conversion of this Unit Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Unit Warrants not less than 20 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

         d) No adjustment in the Per Unit Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.01 per share of Common Stock; PROVIDED, HOWEVER, that any adjustments which by reason of this Subsection 4(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; PROVIDED FURTHER, however, that adjustments shall be required and made in accordance with the provisions of this
Section 4 (other than this Subsection 4(f)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Unit Warrant or Common Stock issuable upon exercise hereof. All calculations under this Section 4 shall be made to the nearest cent. Anything in this Section 4 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Unit Warrant Price, in addition to those required by this Section 4, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

         e) Whenever the Per Unit Warrant Price is adjusted as provided in this
Section 4 and upon any modification of the rights of a Holder of Unit Warrants in accordance with this Section 4, the Company shall promptly obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the Company) setting forth the Per Unit Warrant Price and the number of VACM Warrants Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Unit Warrants.

         f) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock, other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Unit Warrants not less than 20 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.


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5.       FULLY PAID STOCK, TAXES.
         ------------------------

         The Company agrees that the shares of the Common Stock represented by each and every certificate for VACM Warrants Shares delivered on the exercise of this Unit Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to pre-emptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Unit Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any VACM Warrant Share or certificate therefor.

6.       REGISTRATION RIGHTS
         -------------------

         The Company shall maintain the registration this Unit Warrant and the VACM Warrants Shares until the earlier of (i) exercise in full of the Unit Warrant; or (ii) expiration of the Unit Warrant.

7.       TRANSFERABILITY.
         ---------------

         The Company may treat the registered Holder of this Unit Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Unit Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Unit Warrants. All warrants issued upon the transfer or assignment of this Unit Warrant will be dated the same date as this Unit Warrant, and all rights of the Holder thereof shall be identical to those of the Holder.

8.       LOSS, ETC., OF UNIT WARRANT.
         ---------------------------

         Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Unit Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Unit Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Unit Warrant of like date, tenor and denomination.

9.       UNIT WARRANT HOLDERS NOT SHAREHOLDERS.
         -------------------------------------

         Except as otherwise provided herein, this Unit Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof; provide, however, Company shall give not less than twenty days written notice to the Holder of any action which would required adjustment of any terms of the Unit Warrant in accordance with Section 4 above.


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10.      COMMUNICATION.
         -------------

         Any notice or other communication under this Unit Warrant shall be effective unless and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, or sent vial facsimile, electronic transmission, overnight courier or hand delivery addressed to:

If to the Company:

         ValCom, Inc.
         26030 Avenue Hall
         #5
         Valencia, CA  91355
         Attn: Vince Vellardita, President & CEO
         Tel: (661) 257-8000
         Fax: (661) 257-1780

If to the Holder:

         Bathgate Capital Partners LLC
         5350 S. Roslyn Street, Suite 380
         Greenwood Village, CO  80111
         Attn:  Vicki D.E. Barone, Manager and CFO/CCO
         Fax: (303) 694-6287
         Tel: (303) 694-0862
         vicki@bathgatemccolley.com

11.      HEADINGS.
         --------

                  The headings of this Unit Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

12.      APPLICABLE LAW.
         --------------

                  This Unit Warrant shall be governed by and construed in accordance with the law of the state of Nevada without giving effect to the principles of conflicts of law thereof.

         IN WITNESS WHEREOF, ValCom, Inc. has caused this Unit Warrant to be signed by its President and Chief Executive Officer as of the date set forth above.



---------------------------------
Vince Vellardita, President & CEO



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                                  SUBSCRIPTION


The undersigned, _____________________, pursuant to the provisions of the foregoing Unit Warrant, hereby agrees to subscribe for and purchase shares of the Common Stock and VACM Warrants of ValCom, Inc. covered by said Unit Warrant, and makes payment therefor in full at the Per Unit Warrant provided by said Unit Warrant.

Dated:                                      Signature:

                                            Address:





                                   ASSIGNMENT

FOR VALUE RECEIVED___________________ hereby sells, assigns and transfers unto ____________ the foregoing Unit Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _______________________, attorney, to transfer said Unit Warrant on the books of ________________

Dated:                                      Signature:

                                            Address:





                               PARTIAL ASSIGNMENT

         FOR VALUE RECEIVED ____________________hereby assigns and transfers unto ____________________ the right to purchase ______________ shares of the
Common Stock and VACM Warrants by the foregoing Unit Warrant, and a proportionate part of said Unit Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint ____________________, attorney, to transfer that part of said Unit Warrant on the books of ValCom, Inc.


Dated:                                      Signature:

                                            Address:




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                         CASHLESS EXERCISE SUBSCRIPTION
                         ------------------------------


         The undersigned _______________________ pursuant to the provisions of the foregoing Unit Warrant, hereby agrees to subscribe to that number of shares of stock of ValCom, Inc. as are issuable in accordance with the formula set forth in Section l(b) of the Unit Warrant, and makes payment therefore in full by surrender and delivery of this Unit Warrant.


Dated:                                      Signature:

                                            Address:
















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